Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
David Berger
203-517-3104
dberger@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

SECOND QUARTER AND FIRST HALF 2010 FINANCIAL RESULTS

Company reports second quarter revenues of $33.4 million,

 adjusted EBITDA of $4.2 million and adjusted EPS of $0.06

A 6% rise in revenues versus prior year period was best since the recession began on double-

digit growth rates in the Americas and Asia Pacific, offset by declines in Europe

TPI launches new Cloud Computing Solutions Unit

STAMFORD, Conn., August 2, 2010 — Information Services Group, Inc. (ISG) (NASDAQ: III), an industry-leading, information-based services company, today announced financial results for the second quarter of 2010.

Second Quarter 2010 Results and Operating Highlights

ISG reported total revenues of $33.4 million, an increase of $1.9 million, or 6%, from $31.5 million in the second quarter of 2009.  Revenues before client reimbursable expenses (fee revenue) totaled $30.9 million, an increase of 5% (also 5% in constant currency terms).

Adjusted earnings before interest, taxes, depreciation, amortization and non-cash stock compensation and impairment charges (adjusted EBITDA, a non-GAAP measure) totaled $4.2 million, or 13.7% of fee revenue, compared with $4.4 million, or 14.9% of fee revenue, in the second quarter 2009.  Excluding the impact of currency translation, adjusted EBITDA declined $0.7 million or 13% from second quarter 2009 levels.

Operating income of $1.0 million compared with $1.4 million of operating income for the second quarter of 2009. The decline in operating income and adjusted EBITDA was due to increased client-related industry events which were not held last year due to the recession and the greater use of contract labor, which was partially offset by the 2009 restructuring accrual and the reversal of variable compensation accruals.

Reported fully diluted earnings per share (EPS) of $0.01 compared with $0.00 for the second quarter of 2009; fully diluted adjusted EPS of $0.06 was flat with second quarter EPS in the prior year.

“We have completed the second quarter with revenue growth of 6% versus the prior year period, our highest growth rate since the recession began, fueled by strong performance in the Americas with 10% growth and Asia Pacific up 38% year on year on a constant currency basis.  During the quarter, we advised on a $2 billion deal between GM and HP; signed a major drug chain to a Governance Services contract; and added several new blue-chip clients.  These deals helped to offset weakness in Europe, as revenue declined 8% (in constant currency) in the second quarter as companies deferred some sourcing decisions amid the uncertain economic and financial climate,” said Michael P. Connors, Chairman and CEO of ISG.

Mr. Connors added, “While I am pleased with our second quarter results, recent economic volatility may continue to drive existing and potential clients to postpone major sourcing decisions, extending sales cycles relative to historical levels.  Yet the challenges facing our clients persist regardless of the economic environment in which they operate.  As their trusted advisor we continue to bring resources and insight into our clients’ most pressing needs, which is why I am thrilled to announce the launch of our latest initiative: The Cloud Computing Solutions Unit.”

The new TPI Cloud Computing Business Solutions Unit, led by industry veteran Kevin Smilie, is uniquely positioned to provide companies with objective guidance on best practices for the identification, acquisition, transition and management of private and public Cloud solutions.  According to TPI Research, nearly four out of five clients indicated that they have had internal discussions about Cloud Computing.

TPI in mid-May hosted 150 client executives for its 2010 TPI Americas Sourcing Leadership Exchange (SLE), which is the firm’s annual client event (cancelled last year due to the recession).  At the forum, held this year in Boston, MA, TPI announced new research highlighting its value proposition: helping clients to save an estimated $50 billion through the use of sourcing strategies.

Capital and Liquidity

Cash and cash equivalents totaled $40.4 million at June 30, 2010, a net increase of $2.6 million from March 31, 2010.  Total outstanding debt at June 30, 2010 was $69.8 million, the same as at March 31, 2010.

First Half 2010 Results

ISG reported revenue of $68.2 million during the first half of 2010, an increase of $2.4 million or 4% compared with $65.8 million in the first half of 2009.  Excluding the impact of currency translation on reported results, first half 2010 revenue increased $0.6 million or 1%.

Revenue in the Americas increased by 6% and Asia Pacific by 17%, in constant currency terms.  Growth was attributable to increases in information technology, business process and post contract governance services.  These increases were partially offset by a decline in revenue in Europe of 12% on a constant currency basis.  Fee revenues aggregated $63.1 million during the first half of 2010, an increase of 3% year-over-year including the impact of currency translation (essentially flat compared to prior year before the impact of currency translation).

Operating income for the first six months of 2010 was $2.7 million, a $0.7 million or 22% decrease from a first half 2009 total of $3.4 million. Operating income decreased 40% before the impact of currency translation.  ISG’s first half 2010 adjusted EBITDA totaled $9.0 million (14.3% of fee revenues), a decrease of 5% (14% before currency impacts) or $0.5 million from first half 2009 adjusted EBITDA of $9.5 million (15.5% of fee revenues). Decreases in both operating income and adjusted EBITDA for the first half of 2010 resulted primarily from higher expenses for industry related client events and the greater use of contract labor that was partially offset by the 2009 restructuring accrual.

Reported fully diluted EPS for the first half of 2010 totaled $0.02, which was flat compared to 2009. Fully diluted adjusted EPS for the first half of 2010 was $0.13, flat with 2009.

Conference Call

ISG has scheduled a conference call at 2:00 p.m. Eastern Time, Tuesday, August 3, 2010, to discuss the Company’s financial results.  The call can be accessed by dialing 1-(888) 455-2265 or for international callers 001 (719) 457-2607.  The access code is 6425194.

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About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, ISG acquired TPI, the largest sourcing advisory firm in the world.  Based in Stamford, Connecticut, ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

About TPI, Inc.

TPI, a unit of ISG, is the founder and innovator of the sourcing advisory industry, and the largest sourcing data and advisory firm in the world.  TPI is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise and extensive practical experience, TPI’s accomplished industry experts collaborate with organizations to help them advance their business operations through the best combination of business process improvement, shared services, outsourcing and offshoring.  For additional information, visit www.tpi.net.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the six months ended June 30, 2010 and 2009.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, amortization of intangible assets resulting from acquisitions, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates as of November 30, 2009), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  Certain prior period amounts have been reclassified to conform to the current period presentation and definitions of non-GAAP measurements. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of

1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of the Company’s revenues and may maintain sizable accounts receivables with the Company; and (14) ability to achieve the cost reduction and productivity improvements contemplated in the previously announced “Value Creation Plan” and in subsequent programs.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”).  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Revenues	$33,372	$31,518	$68,216	$65,817
Operating expenses
Direct costs and expenses for advisors	17,779	17,614	36,260	32,479
Selling, general and administrative	12,224	10,106	24,562	25,115
Depreciation and amortization	2,342	2,422	4,701	4,794
Operating income	1,027	1,376	2,693	3,429
Interest income	51	52	86	215
Interest expense	(794)	(1,226)	(1,588)	(2,529)
Foreign currency transaction gain (loss)	33	(32)	(72)	(44)

Income before taxes	317	170	1,119	1,071
Income tax provision	(131)	(72)	(473)	(432)
Net income	$186	$98	$646	$639

Weighted average shares outstanding:
Basic	31,981	31,471	31,951	31,445
Diluted	32,219	31,559	32,176	31,512

Income per share:
Basic	$0.01	$0.00	$0.02	$0.02
Diluted	$0.01	$0.00	$0.02	$0.02

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Net income	$186	$98	$646	$639
Plus:
Interest expense (net of interest income)	743	1,174	1,502	2,314
Income taxes	131	72	473	432
Depreciation and amortization	2,342	2,422	4,701	4,794
Non-cash stock compensation	829	617	1,677	1,310
Adjusted EBITDA	$4,231	$4,383	$8,999	$9,489

Net income	$186	$98	$646	$639
Plus:
Non-cash stock compensation	829	617	1,677	1,310
Intangible amortization	1,978	2,036	3,956	4,072
Tax effect (1)	(1,067)	(1,008)	(2,141)	(2,045)
Adjusted net income	$1,926	$1,743	$4,138	$3,976

Weighted average shares outstanding:
Basic	31,981	31,471	31,951	31,445
Diluted	32,219	31,559	32,176	31,512

Adjusted earnings per share:
Basic	$0.06	$0.06	$0.13	$0.13
Diluted	$0.06	$0.06	$0.13	$0.13

(1) Apply a marginal tax rate of 38.0%.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	June 30, 2010	Three Months Ended	Constant currency	June 30, 2009
	June 30, 2010	impact (1)	Adjusted	June 30, 2009	impact (1)	Adjusted
Revenue	$33,372	$1,158	$34,530	$31,518	$1,154	$32,672
Operating income	$1,027	$72	$1,099	$1,376	$515	$1,891
Adjusted EBITDA	$4,231	$38	$4,269	$4,383	$547	$4,930

			Six Months Ended			Six Months Ended
	Six Months Ended	Constant currency	June 30, 2010	Six Months Ended	Constant currency	June 30, 2009
	June 30, 2010	impact (1)	Adjusted	June 30, 2009	impact (1)	Adjusted
Revenue	$68,216	$1,624	$69,840	$65,817	$3,467	$69,284
Operating income	$2,693	$46	$2,739	$3,429	$1,103	$4,532
Adjusted EBITDA	$8,999	$118	$9,117	$9,489	$1,147	$10,636

(1) Using foreign currency rates as of November 30, 2009.